                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                    eConnect
     ---------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement Number:

     ---------------------------------------------------------------------------

     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date Filed:

     ---------------------------------------------------------------------------

     NOTICE OF CORPORATE ACTION TO BE TAKEN ON JULY 22, 2002, BY CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER

     Notice is hereby given that corporate action will be taken by the Company on July 22, 2002, for the following purpose:

      1. To adopt an amendment to the Articles of Incorporation that will effect a 1 for 100 reverse split of the common stock outstanding.

     The written consents to this action of a majority of the voting power have been provided to the Company. These information statements are first being sent to security holders on July 1, 2002.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTYION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     By order of the Board of Directors June 21, 2002.

     /s/ Jack M. Hall
     ----------------
     Jack M. Hall, Director, Corporate Secretary

INFORMATION STATEMENT

eConnect 2500 Via Cabrillo Marina, Suite 112 San Pedro, California 90731

This Information Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of eConnect, a Nevada corporation ("Company"), for the purpose of informing shareholders of corporate action to be taken on July 22, 2002.

The cost of preparing, assembling and distributing this Information Statement is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Information Statement and accompanying proxy will be distributed to shareholders on or about July 1, 2002.

PURPOSE AND EFFECTS OF THE REVERSE SPLIT

Purposes

The primary purpose of the reverse stock split is to combine the outstanding shares of common stock so that the common stock outstanding after the reverse split trades at a significantly higher price per share than it did before the reverse split.

The closing bid price for the common stock on June 17, 2002, was $.007 per share. The Bulletin Board does not require any minimum share price for shares to be quoted on it. However, we believe that such a low quoted market price per share

               o may discourage potential new investors,
               o increases market price volatility and
               o reduces the liquidity of the common stock.

We believe that the reverse stock split will increase the price at which the shares are quoted, but we cannot guarantee that this will happen.

We believe that the current per share price level of our common stock has reduced the effective marketability of the shares because many leading brokerage firms are reluctant to recommend low priced stock to their clients. Some investors view low-priced stock as unattractive because of the greater trading volatility sometimes associated with these stocks. In addition, a variety of brokerage house policies and practices relating to the payment of brokerage commissions make the handling of low priced stocks unattractive to brokers from an economic standpoint.

In addition, since brokerage commissions on low-priced stock are generally higher as a percentage of the stock price than commissions on higher priced stock, the current share price of the common stock means that stockholders are paying higher transaction costs than they would pay if the share price were substantially higher. The relatively high commission costs also may limit the willingness of institutions to purchase the common stock at its current low share price.

The present lack of enough authorized but unissued shares may prevent us from responding to other corporate needs or opportunities, such as financing transactions, possible future acquisitions, employee benefits and other corporate purposes.

The reverse split will make additional authorized but unissued shares available to honor commitments for conversion of outstanding securities and will provide the needed flexibility to respond to opportunities as they arise.

For all the above reasons, we believe the reverse stock split is in the best interests of both the Company and its stockholders. We expect that after the reverse stock split, the common stock will trade at a price significantly higher than the current market price of the common stock. However, we cannot give any assurance that it will trade at one hundred times the market price before the reverse stock split.

Effects

Effects on Shareholders

Except for the minor effect of rounding fractional shares up or down, the reverse stock split will not affect any stockholder's proportionate equity interest in the company.

As of May 31, 2002, we had approximately 1,383 record holders of common stock. Many of the record holders are brokers who hold the shares for multiple beneficial holders or "street name" holders. We estimate that, after the reverse stock split, we will continue to have approximately the same number of stockholders.

A stockholder who has fewer than 100 shares will be entitled to receive, in lieu of a fractional share, upon written request, a cash payment of $0.10. Other fractional shares that would result from the reverse split will be rounded up or down to the nearest whole share.

Effect on holders of options, warrants, and convertible securities

After the reverse stock split, the number of shares of common stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, common stock, and the per share exercise or conversion prices under those securities, will be adjusted appropriately, so that the aggregate number of shares of common stock that may be issued on exercise or conversion will be one one-hundredth of the number issuable before the reverse split, and the aggregate exercise or conversion prices will remain unchanged.

No appraisal rights

Nevada law does not provide dissenters' rights as the result of a reverse stock split. Any stockholders who object will nevertheless be bound by the decision of the majority of stockholders to approve the reverse split on the proposed terms. Objecting stockholders will not be entitled to receive payment for their shares, and will not have any other legal rights to prevent the transaction from occurring.

Effect on the Company

The reverse split will reduce the number of shares of common stock that are issued and outstanding. We are currently authorized under our certificate of incorporation to issue 910,000,000 shares of the common stock. As of June 20, 2002, an aggregate of 893,561,464 shares of the common stock were issued and outstanding. The Reverse Stock Split will reduce the number of issued and outstanding shares of the common stock to approximately 8,935,614;
however, the number of authorized shares will remain at 910,000,000.

The par value of the common stock will remain at $.001 per share following the reverse stock split, and the number of shares of the common stock outstanding will be reduced. As a result, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be correspondingly increased. The reverse stock split will not affect our retained deficit, and stockholders' equity will remain substantially unchanged.

After the reverse stock split is completed, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information about us will be restated to reflect the reverse stock split.

Exchange Act registration

The shares are currently registered under the Securities Exchange Act of 1934. We intend to continue filing reports under that Act.

Additional effects of authorized but unissued shares

The reverse split will increased the number of authorized but unissued shares of common stock as a percentage of the total number of shares of common stock authorized. Existing stockholders do not have any preemptive rights under the certificate of incorporation or otherwise to purchase any shares of common stock that we may issue. Shares may be issued in the future that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding.

The ability of the Board of Directors to issue additional shares of common stock without further stockholder approval could discourage any possible unsolicited efforts to acquire control of the company. However, the reverse split is not intended as an anti-takeover device, and we are not contemplating any other specific anti-takeover measures. Management is not aware of any third party that may currently intend to accumulate our common stock or to gain control of the Company.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the reverse stock split to holders of common stock and to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and judicial decisions currently in effect, all of which are subject to change. The summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The discussion assumes throughout that stockholders have held the shares of Company common stock subject to the reverse stock split as capital assets at all relevant times. The summary does not cover the applicability and effect of any state, local or foreign tax laws on the reverse stock split, and investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

Stockholders will not recognize gain or loss from the reverse split. Their adjusted tax basis of their new common stock will be the same as their adjusted tax basis in their existing common stock. The holding period of new common stock received as a result of the reverse split will be the same as holding period for the stockholder's existing common stock.

The reverse split will be a tax-free recapitalization to the Company under the Internal Revenue Code. The Company will not recognize any gain or loss as a result of the reverse split. There will not be any other material tax consequences to the

Company from the transaction. The tax consequences of the reverse split to affiliates of the Company who are stockholders will be the same to those affiliates as they are to other stockholders. There will be no material tax consequences from the reverse split to affiliates who are not stockholders of the Company.

EXCHANGE OF CERTIFICATES

When the reverse stock split is effected, the Company or its transfer agent will provide holders of record on the effective date of the reverse stock split with transmittal forms and instructions for exchanging their stock certificates for a new certificate or certificates representing the appropriate number of new shares of Company common stock. On the effective date of the reverse stock split, each certificate representing an outstanding share of the Company common stock will be deemed for all corporate purposes, and without further action by any person, to evidence ownership of the reduced whole number of new shares of Company common stock.

If certificates for shares of common stock have been lost or destroyed, we may, in our discretion, accept a properly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to us, in lieu of the lost or destroyed certificate. Additional instructions regarding lost or destroyed stock certificates will be included with the transmittal form and instructions sent to stockholders of record after the reverse stock split is effected.

We will send the transmittal form and instructions to stockholders of record promptly after the effective date of the reverse stock split. Do not send in your stock certificate until you receive the transmittal form and instructions.

Stockholders will not have to pay any brokerage commissions in connection with the exchange of certificates.

DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 910,000,000 shares of Common Stock, $.001 par value per share. As of May 31, 2002, 849,776,353 shares were issued and outstanding. Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available for dividends.

The Company is also authorized to issue 100 shares of Class A Preferred stock. The holder of these shares is entitled to exercise 60% of the voting power of the common stock.

The reverse stock split will be accomplished by the Company on July 22, 2002. The next day, July 23, 2002, will be the record date. Stockholders of record on that date will be entitled to exchange their stock certificates for new certificates.

The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

VOTING SECURITIES

On May 31, 2002, the Company had issued and outstanding 849,776,353 shares of $0.001 par value common stock. In addition, the Company has one class of preferred shares, the Class A Preferred Shares. The Class A Preferred Shares taken as a whole comprise 60% of the voting power of the Company. The matter to be acted on by the Company on July 22, 2002, is a matter that requires approval by either vote or consent of a majority of the voting power of the Company.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of May 31, 2002 by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the Company, individually and as a group:

Title of     Name and Address of                  Amount of          Percent
Class        Beneficial Owner (1)                 Beneficial     of Ownership(2)
                                                  Ownership

Common       Richard Epstein                     40,000,000          5.35%
Stock        12147 Northwest 9/th/ Drive
             Coral Springs, FL 33071

Common       Thomas S. Hughes                     1,869,889            *
Stock        2500 Via Cabrillo Marina
             Suite 112
             San Pedro, CA 90731

Common       Jack M. Hall                           600,000            *
Stock        2500 Via Cabrillo Marina
             Suite 112
             San Pedro, CA 90731

Common       Laurence B. Donoghue                   510,000            *
Stock        2500 Via Cabrillo Marina
             Suite 300
             San Pedro, CA 90731

Common       Shares of all directors,             1,710,000            *
Stock        executive officers,
             and key employees
             as a group (3 persons)



(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him.

By order of the Board of Directors

/s/ Jack M. Hall

Jack M. Hall
Corporate Secretary
June 21, 2002